Exhibit 10.2

AMENDMENT TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of April 1, 2021 (this “Amendment”), is entered into by and between Nissan Motor Acceptance Company LLC (successor by conversion to Nissan Motor Acceptance Corporation), a Delaware limited liability company (“NMAC”), as seller (the “Seller”) and Nissan Wholesale Receivables Company II LLC (successor by conversion to Nissan Wholesale Receivables Corporation II), a Delaware limited liability company (“NWRC II”), as buyer (the “Buyer”).

RECITALS:

WHEREAS, the parties hereto have entered into the Amended and Restated Receivables Purchase Agreement, dated as of October 15, 2003 (as amended, supplemented, amended or restated or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, the parties hereto wish to modify the Receivables Purchase Agreement pursuant to Section 7.01(a) thereof as of the Effective Date (as defined below) in accordance with the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

ARTICLE I

RECITALS AND DEFINITIONS

Section 1.1 Recitals. The foregoing Recitals are hereby incorporated in and made a part of this Amendment.

Section 1.2 Definitions. Capitalized terms used and not defined herein have the respective meanings assigned such terms in the Annex of Definitions attached to the Transfer and Servicing Agreement as Annex A.

ARTICLE II

AMENDMENTS

Section 2.1 Amendments to Receivables Purchase Agreement. As of the Effective Date, the Receivables Purchase Agreement is hereby amended as follows:

(a) All references to “Nissan Motor Acceptance Corporation, a California corporation” are amended to mean “Nissan Motor Acceptance Company LLC, a Delaware limited liability company”.

(b) All references to “Nissan Wholesale Receivables Corporation II, a Delaware corporation” are amended to mean “Nissan Wholesale Receivables Company II LLC, a Delaware limited liability company”.

(c) Section 2.02(a)(i) of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Organization and Good Standing. The Seller is duly organized and validly existing and in good standing under the laws of state of its formation and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Agreement.”

(d) Section 2.02(a)(ii) of the Receivables Purchase Agreement is hereby amended by replacing the word “corporation” with the word “entity” therein.

(e) Section 7.02(c) of the Receivables Purchase Agreement is hereby amended by replacing the word “incorporation” with the word “formation” therein.

ARTICLE III

EFFECTIVE DATE

Section 3.1 Effective Date. Upon receipt by NMAC of counterparts of this Amendment executed by the Seller and the Buyer, this Amendment shall become effective immediately after all of the following occur (such date, the “Effective Date”), without further action by any party other than the following:

(a) satisfaction of the Rating Agency Condition with respect to this Amendment in accordance with Section 7.01(a)(i) of the Receivables Purchase Agreement; and

(b) receipt by the Owner Trustee and the Indenture Trustee of an Opinion of Counsel in accordance with Section 7.01(a)(ii) of the Receivables Purchase Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Transfer and Servicing Agreement Unaffected. Except as modified herein, the parties acknowledge that the provisions of the Transfer and Servicing Agreement remain in full force and effect and are hereby ratified and confirmed by the parties hereto. After the Effective Date all references in the Transaction Documents to the Receivables Purchase Agreement shall mean the Receivables Purchase Agreement as modified hereby.

Section 4.2 Governing Law. This Amendment shall be governed by the governing law described in Section 7.05 of the Receivables Purchase Agreement.

Section 4.3 Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment or any provision hereof.

Section 4.4 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment as to such jurisdiction or any other jurisdiction.

Section 4.5 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.6 Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each party agrees that this Amendment and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Indenture Trustee) appearing on this Amendment or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Amendment or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

NISSAN MOTOR ACCEPTANCE COMPANY LLC, as Seller

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

NISSAN WHOLESALE RECEIVABLES COMPANY II LLC, as Buyer

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

S-1	NMOTR Third Amendment to Receivables Purchase Agreement